Annual Meeting Script
Casey’s General Stores, Inc.
September 16, 2016

SLIDE 1—ANNUAL MEETING
Good morning ladies and gentlemen, and welcome. I’m Bob Myers, Chairman of the Board for Casey’s General Stores and I am pleased to welcome you to our 2016 annual shareholders meeting. I will now call this meeting to order.
The entire Casey’s team appreciates you coming to learn more about the results of fiscal 2016 and the Company’s expectations for fiscal 2017 and beyond.
[Brief pause.]
At this time, let me introduce the other members of your board of directors. Our talented board provides valuable guidance and energy each year that helps Casey’s continue to build shareholder value. Will each of the nominees and board members please stand as I call your name and remain standing until all are introduced?
Bill Kimball—Bill is the retired Chairman and CEO of Medicap Pharmacy, Inc. and is the Lead Director of Casey’s Board.
Richard Wilkey— Richard is a management and development consultant to various companies in the Midwest, the former City Manager of Des Moines, and was previously an executive for the Weitz Corporation and its subsidiaries.
Diane Bridgewater— Diane is the Executive Vice President, Chief Financial and Administrative Officer of Life Care Companies.
Jeff Lamberti—Jeff is the former President of the Iowa Senate and current President and Managing Shareholder with the law firm of Lamberti, Gocke, & Luetje, P.C.
Lynn Horak – Lynn is the retired Chairman and CEO of Wells Fargo Bank – Midwest Region.
Johnny Danos—Johnny is the retired President of the Greater Des Moines Community Foundation and now the Director of Strategic Development for LWBJ, LLP.
Larree Renda – Larree is a retired Executive Vice President of Safeway Inc.
Terry Handley – Terry is our current President and Chief Executive Officer.
Please join me in thanking these dedicated individuals who work very hard representing the best interests of all of us, the shareholders. [Step back from microphone, begin applause, return to microphone when it subsides.]

There are some special guests with us this morning who also work very hard on our behalf. Please stand when I call your name and remain standing until all are introduced.
Sean Vicente —Sean is a partner with KPMG, the independent public accounting firm which audits Casey’s.
Bill Noth—Bill is our securities counsel and is a member of the Ahlers & Cooney firm.

Ginger Lawerence—Ginger is representing our transfer agent and registrar, Computershare Trust Company, and is serving as inspector of the election.
Thank you all for your assistance.
[Pause]
The Secretary has reported receipt of Computershare’s affidavit that notice of this annual meeting, the proxy statement, the form of proxy and the annual report were mailed to shareholders on August 5, 2016.
In addition, our Secretary has reported that a certified list of the holders of the Company’s common stock, at the close of business on July 25, 2016, the record date for this meeting, was prepared and certified by Computershare. The list of shareholders and these other documents will be filed with the records of the Company.
At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the meeting shall constitute a quorum. We have been advised by Computershare that a quorum is present at this meeting. I therefore declare this meeting open for business.
As set forth in the notice sent to each of the shareholders of the Company, the business of this meeting includes three items: a) To elect three Class 3 directors for terms expiring in 2019; b) To ratify the appointment of KPMG LLP as Casey’s independent auditor for the fiscal year ending April 30, 2017 and c) To hold an advisory vote on our named executive officer compensation.

The Company is nominating the three directors listed in our proxy statement. They are Johnny Danos, Jeff Lamberti, and Lynn Horak. The Company has not received notice of any other nominees, and therefore I declare the nominations closed. We will also vote at the same time on the proposal to ratify appointment of the Company’s independent auditors and on the advisory vote concerning executive compensation. The Company has not received any other shareholder proposals.

I now declare the polls open for voting. As a reminder, if you have already voted by mail, phone or internet, you do not need to vote again by ballot unless you wish to change your vote. If anyone has not voted by proxy or wishes to change their vote, please raise your hand to request a ballot. If there are any questions about any of these procedures or proceedings, we will be happy to help. Please raise your hand if you have a question.
[If any shareholder asks to speak or ask questions with regard to any of the matters to be voted on, allow brief remarks or questions.]
Again, has anyone present not voted by proxy or does anyone want to change a vote and need a ballot? (If people need ballots, have Ginger distribute them) Once your ballot is completed, please pass your ballots to the end of each aisle so Ginger can collect them.
[Pause]
The time is XX:XX, and I now declare that the polls are closed.
As usual, the remainder of the meeting consists of a brief presentation from some of our executive officers followed by a question and answer session in which shareholders are invited to participate.
As many of you are aware, effective May 1, 2016 the Chief Executive Officer duties are now being fulfilled by my successor, Terry Handley. Rest assured you are in good hands. Terry began his career with Casey’s in 1981 and has served in many critical executive positions within the Company, including Chief Operating Officer since 2006.
I will now turn the meeting over to Terry Handley, President and CEO, to discuss fiscal 2016 and fiscal 2017 first quarter results.
[Terry]
Thank you, Bob. Before we begin, I would like to remind you that certain statements made by us this morning may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include any statements relating to our possible or assumed future results of operations, business strategies, growth opportunities, and performance improvements at our stores.  There are a number of known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from any future results expressed or implied by those forward-looking statements, which are described in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the SEC and available on our website. Any forward-looking statements made this morning reflect our current views as of today with respect to future events, and Casey's disclaims any intention or obligation to update or revise forward-looking statements whether as a result of new information, future events, or otherwise.
[Dim the lights]

SLIDE 2— Terre Haute Distribution Center (Outside)

Fiscal 2016 proved to be a record year for Casey’s. The Company successfully opened its second distribution center in Terre Haute, Indiana, and rolled out its mobile app in conjunction with on-line ordering, all while growing diluted earnings per share by 24%.

Our long-term growth plan combines getting more from existing stores by offering additional products and services, while growing the number of Casey’s locations through a blend of new store construction and acquisitions.

We continue to be pleased with the performance of our growth programs implemented at existing stores. These programs include converting stores to 24 hour operations, adding pizza delivery services and remodeling stores. We continue to see impressive sales lifts when one or more of these programs are implemented at a store.

In addition to these programs, we now offer on-line ordering at nearly all of our stores. Subsequent to the roll-out of our Mobile App in January 2016, total downloads have exceeded 530,000 and continues to grow. Currently, about 7.5% of all pizzas sold come from an on-line order. In conjunction with this, the basket ring for an on-line order is nearly 13% higher compared to a telephonic order. We are optimistic on-line ordering will continue to have a positive impact on prepared food sales.

We are also focused on driving new business through new store construction and acquisitions. During the past fiscal year we opened 51 new stores, the most of any year since fiscal 2000. We also acquired 5 stores, and replaced 11 stores. We finished the fiscal year with a store count of 1,931 stores.

During Fiscal 2016, Casey’s employees served over 600 million customers. Our long-term goal is to proudly serve and satisfy 1.5 billion customers by fiscal 2030. We believe we are well on our way to achieving that goal.

Slide 2 – Terre Haute Distribution Center (Inside)

Our second distribution center in Terre Haute, Indiana became operational in February of 2016. This state-of-the-art facility already serves over 600 stores on over 80 truck routes per week. Not only has Terre Haute allowed us to more efficiently distribute goods to existing stores, it will also enable us to expand into new states such as Ohio, where we currently have multiple projects underway.

Before I share with you a more detailed look at fiscal 2016 and fiscal 2017 first quarter results, I will now highlight our goals for fiscal 2017.

SLIDE 4– FISCAL 2017 GOALS

Our fiscal 2017 goals are as follows:

•	Increase same-store grocery & other merchandise sales 6.2% with a margin of 32%

•	Increase same-store prepared food & fountain sales 10.2% with a margin of 62.5%

•	Increase same-store fuel gallons 2% with a margin of 18.4¢ per gallon

•	Build or acquire 77 to 116 stores. Replace 35 stores and remodel 100 existing stores.

Slide 5 – Casey’s logo
Let me share with you more detailed information about the fiscal 2016 performance of Casey’s three business categories and also update you on our first quarter performance for fiscal 2017.
SLIDE 6 —Fuel CHART
In fiscal 2016, same-store gallons were up 3% with an average margin of 19.6 cents per gallon. Total gallons sold were up 7.4% to 2 billion, and gross profit from fuel sales was $382 million, up 8.7% from the previous fiscal year.
Same-store gallons sold continued to benefit from lower retail fuel prices. The steady fall in wholesale cost throughout the majority of the fiscal year, along with favorable renewable fuel credit values enabled us to achieve a record fuel margin during fiscal 2016.
SLIDE 7 — Q1 FUEL CHART
For the first quarter of fiscal 2017, same-store gallons sold were up 3.1% with an average margin of 19.5 cents per gallon, both above our 2017 fuel category goals. Retail fuel prices remained low and increased miles driven helped boost same-store gallons above our annual goal. The margin continues to benefit from elevated renewable fuel credit values. Total gallons sold for the quarter were up 6.9% to 536 million gallons.
[Pause]
SLIDE 8 —G&OM CHART
Our fiscal 2016 goal for Grocery and Other Merchandise was to increase same-store sales 6.2% with an average margin of 32.1%. For the year, same-store sales rose 7.5% with a margin of 31.9%. Total sales finished at $2 billion and gross profit rose over 9.3% to $629 million.
The entire category performed well during fiscal 2016, especially cigarettes. We believe lower retail fuel prices gave customers more disposable income and a number of them traded up to premium brands. However, cigarette margins remained under pressure causing the grocery and other merchandise margin to finish slightly below goal.
SLIDE 9—Q1 G&OM CHART
For the first quarter of fiscal 2017, same-store sales for Grocery & Other Merchandise were up 4.7% with an average margin of 31.6%, both below our annual goals. Total gross profit increased 4.4% to $179 million and total sales rose 7.5% to $566 million.
[Pause]
SLIDE 10 —PF&F CHART
The prepared food category continued its strong performance in in fiscal 2016. Same-store sales were up 8.4% with an average margin of 62.5%. Total sales were up 12.8% to $881 million, while gross profit dollars rose 18.1% to $550 million.

SLIDE 11 — Q1 PF&F CHART

First quarter same-store sales were up 5.1% with an average margin of 62.8%. The prepared food and fountain margin continues to benefit from lower commodity costs. Despite recent weaknesses reported in the overall convenience and food service industries, total sales for the category were up 9.1% to $244 million, and gross profit increased nearly 9.6% to $153 million.
SLIDE 12— ONLINE ORDERING & MOBILE APP
The Company is focused on driving business to this high margin category and we are encouraged by the positive impact of several growth programs driving sales. A major remodel enables us to add our made-to-order sub-sandwich program, expand packaged beverages by adding more cooler doors, and also significantly enhance the coffee offering.
We are committed to expanding our pizza delivery service, particularly to those stores located in more populated areas. We are excited about the pizza delivery program working in combination with on-line ordering and our mobile app.
[Pause]
SLIDE 13—CASEY’S LOGO
The leadership team is excited about expansion opportunities heading into fiscal 2017. Thank you for your investment in Casey’s and rest assured our more than 35,000 employees are focused on driving profitable growth and continuing a strong legacy of building shareholder value.
I will now turn the podium over to Bill Walljasper, our Chief Financial Officer and investor relations contact. Bill will talk with you about Casey’s financial condition in fiscal 2016 and expectations for fiscal 2017.
[Bill]
SLIDE 14—BALANCE SHEET CHART
Thank you Terry. On April 30, 2016, cash and cash equivalents totaled $76 million. Our long-term debt, net of current maturities was $823 million. On the surface $823 million seems like a large amount of debt. However, one of the key financial metrics used to evaluate debt is a company’s debt to EBITDA ratio.

SLIDE 15--LEVERAGE COMPARASON

Our debt to EBITDA ratio at the end of the year was at 1.5 times, which is one of the lowest ratios in the convenience store industry. I should mention that a reconciliation of net income to EBITDA is included in our Form 10-K, if you would like more information on that. Our current debt covenants allow us to reach a debt to EBITDA level of 3.5x. With this in mind, we have over $1 billion of additional capacity on the balance sheet to grow the Company and add shareholder value.
During fiscal 2016, shareholder equity increased to $1.1 billion. Our balance sheet remains one of the strongest in the industry, which gives us the ability to raise financing at a very low cost. On May 2, 2016 the Company entered into an agreement to issue $100 million of Senior Notes. This consists of $50 million at a rate of 3.65% due May 2, 2031, and another $50 million at 3.72% due October 28, 2031. We are excited about the opportunities to put this additional capital to work creating more shareholder value.

SLIDE 16—GROWTH PROGRAMS
In fiscal 2016, operating expenses increased 9.7% to $1.1 billion. The majority of the expense increase was associated with new, acquired and replaced stores, as well as implementing the strategic growth programs mentioned earlier. As of April 30th, we have 942 stores operating 24 hours a day, 441 stores offering pizza delivery, and 361 stores that have undergone a major remodel. As mentioned earlier, the Company is very excited about the potential of these programs and will continue to roll them out in a disciplined manner.
Cash flow from continuing operations was $465 million in fiscal 2016, while capital expenditures were $400 million.
SLIDE 17—FY16 CAPITAL EXPENDITURE BUDGET CHART
Our strong financial performance and conservative balance sheet enables us to continue to invest in our business. Our fiscal 2017 capital expenditure budget includes $222 to $339 million for new store construction and acquisition activity, $76 million for replacement activity, and $158 million for maintenance and remodeling. We also expect to invest $41 million for transportation and information systems, for a total capital budget range of $497 to $614 million.
[Pause]
SLIDE 18—STOCK PRICE PERFORMANCE CHART
We currently have 14 sell-side analysts covering our Company and we believe the investment community is pleased with our operational performance. Our stock price performance certainly reflects that positive sentiment. Since 2011 our stock price has posted a compounded annual growth rate of 24%.
SLIDE 19—DIVIDEND CHART
Casey’s also believes it is important to grow the dividend along with the business. At the June meeting, the Board of Directors increased the quarterly dividend to $0.24 per share, an 8% increase from the quarterly dividend a year ago. This marks the 17th consecutive year that the dividend has been increased. Given the share price accretion and dividend growth, the Company has provided a 202% total return over the last five years to our shareholders. Over the last ten years our return has been over 435%.

Let me close by saying the entire management team is committed to driving future shareholder value.
[Pause]
Now let me turn the podium back over to Terry.
[Bob] [Bring up the lights]
SLIDE 20—CASEY’S LOGO—LAST SLIDE
You have already met Bill. Now I would also like to introduce the rest of the management team.
Julie Jackowski – Senior V.P. – Corporate General Counsel & Secretary
Brian Johnson – Senior V.P. – Store Development
Jay Soupene – Senior V.P. – Operations
Cindi Summers – Senior V.P. – Human Resources
Darryl Bacon – V.P. – Food Service
Jay Blair – V.P. Transportation & Distribution
Hal Brown – V.P. – Support Services
Bob Ford – V.P. – Store Operations
Deborah Grimes – V.P. – Fuel Procurement & Delivery
Kirk Haworth – V.P. – Real Estate
James Pistillo – V.P. – Accounting & Treasurer
Mike Richardson – V.P. – Marketing & Advertising
Rich Schappert – VP – Information Technology
Please join me in applauding this outstanding group of leaders. [Step away from the lectern, lead applause, return, and continue.]
The management team and I will now be glad to answer any questions from the audience.
[Terry facilitates the Q&A session—when there are no further questions, turns meeting over to Bob to close the meeting.]
I will now turn the meeting back over to Bob. Before doing so, I would like to personally thank Bob for his 27 years of dedicated service to Casey’s General Stores, including the last 10 years as Chief Executive Officer. I look forward to his continued involvement in the Company’s future as Chairman of the Board.
[Bob]
Before we adjourn, I note that, based on a preliminary vote count provided by Computershare Trust Company, our shareholders have elected all three of the nominees. In addition, the ratification of the appointment of KPMG as independent auditor and the compensation of our named executive officers have also been approved.
If there is no further business to come before this meeting, I declare we are adjourned.
As you’re leaving, feel free to pick up a copy of the fiscal 2016 annual report and this fiscal year’s first quarter press release.
On behalf of our Board and all Casey’s employees, thank you for attending today and we look forward to seeing you again next September.

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